July 25, 2019

Putnam VT Global Utilities Fund
Putnam Variable Trust
100 Federal Street
Boston, Massachusetts 02110

Putnam VT Global Equity Fund
Putnam Variable Trust
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

We hereby consent to the filing, as an exhibit to your Post-Effective Amendment No. 1 to your Registration Statement on Form N-14 (File Nos. 333-229831; 811-05346), of our opinion, dated June 17, 2019, addressed to you as to certain tax matters related to the acquisition of the assets of Putnam VT Global Utilities Fund by Putnam VT Global Equity Fund.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP